UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Cogdell Spencer Inc.

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COGDELL SPENCER INC.
4401 Barclay Downs Drive, Suite 300
Charlotte, NC 28209-4670
April 10, 2006
Dear Stockholder:
      We cordially invite you to attend the 2006 Annual Meeting of Stockholders of Cogdell Spencer Inc. (the “Company”). The meeting will be held on Thursday, May  4, 2006, at 9:00 a.m., local time, at Embassy Suites Hotel, 337 Meeting Street, Charleston, SC 29403. The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to read these materials carefully and to take part in the affairs of our Company by voting on matters described in the accompanying proxy statement.
      Your vote is very important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible in the envelope provided. If you attend the meeting, you may continue to have your shares of common stock voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares of common stock in person. We look forward to seeing you at the meeting.

Sincerely,

James W. Cogdell
Chairman

Frank C. Spencer
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 4, 2006
       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Cogdell Spencer Inc. (the “Company”), a Maryland corporation, will be held at the Embassy Suites Hotel, 337 Meeting Street, Charleston, SC 29403 on Thursday, May 4, 2006 at 9:00 a.m. local time, for the following purposes as further described in the accompanying proxy statement:

1. To elect seven members to the Board of Directors, each to serve until the 2007 Annual Meeting of Stockholders. The nominees to the Board of Directors are the following: James W. Cogdell, Frank C. Spencer, John R. Georgius, Richard B. Jennings, Christopher E. Lee, Richard C. Neugent, and Randolph D. Smoak, MD;

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006; and

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
      Our Board of Directors has fixed the close of business on Wednesday, March 22, 2006 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, or any adjournments or postponements of the meeting. Only holders of record of the Company’s common stock at the close of business on that day will be entitled to vote at the Annual Meeting, or any adjournments or postponements of the meeting.

Charles M. Handy
Secretary
Charlotte, NC
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES OF COMMON STOCK VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES OF COMMON STOCK IN PERSON.

COGDELL SPENCER INC.
4401 Barclay Downs Drive, Suite 300
Charlotte, NC 28209-4670
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 4, 2006
GENERAL INFORMATION
      The accompanying proxy is solicited by the Board of Directors (the “Board”) of Cogdell Spencer Inc. (the “Company”), a Maryland corporation, for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), and at any adjournments or postponements thereof, to be held at the Embassy Suites Hotel, 337 Meeting Street, Charleston, SC 29403, on Thursday, May 4, 2006 at 9:00 a.m. local time. The purposes of the meeting are: (1) to elect seven members to the Board of Directors, each to serve until the 2007 Annual Meeting of Stockholders, the nominees to the Board of Directors being James W. Cogdell, Frank C. Spencer, John R. Georgius, Richard B. Jennings, Christopher E. Lee, Richard C. Neugent and Randolph D. Smoak, MD; (2) to ratify the appointment of Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2006; and (3) to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
      This proxy statement is accompanied by a copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2005.
ABOUT THE MEETING
Record Date
      The Board of Directors has fixed the close of business on Wednesday, March 22, 2006 as the record date (the “Record Date”) for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Each share of the Company’s common stock, $0.01 par value per share (“Common Stock”), is entitled to one vote for each matter to be voted upon. As of the Record Date, there were 8,000,374 shares of common stock outstanding and entitled to vote at the Annual Meeting.
Quorum; Voting
      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock which are entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote, whether present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.
      Each stockholder is entitled to one vote for each share of Common Stock registered in the stockholder’s name on the Record Date. A plurality vote of the outstanding Common Stock is required for the election of directors. An affirmative vote, of a majority of the votes, cast at the meeting by holders of the Company’s Common Stock at which a quorum is present is required for the approval and ratification of each other matter.
      If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the Annual Meeting, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, abstentions will not be counted as votes cast and will have no effect on the result of the vote.
Election Inspectors
      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.
Shares Held in Street Name
      Under New York Stock Exchange (the “NYSE”) rules, if your shares are held in “street name,” your broker may, without instructions from you, vote your shares on all proposals set forth in this proxy statement.
      If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•	giving written notice to the Company’s Secretary at our address,

•	expressly revoking the proxy, by signing and forwarding to us a proxy dated later, or

•	by attending the Annual Meeting and personally voting the common stock owned of record by you.
Costs of Soliciting Proxies
      The Company will bear the entire costs of soliciting proxies for the Annual Meeting. In addition to solicitation by mail, certain of the Company’s directors, officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without being paid additional compensation. Continental Stock Transfer & Trust Company, the transfer agent and registrar for the Company, will assist in the distribution of proxy materials and tabulation of votes. The Company will also reimburse brokerage firms and other persons representing the beneficial owners of the Company’s shares for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners in accordance with the proxy solicitation rules and regulations of the Securities and Exchange Commission (the “SEC”) and the NYSE.
Delivery of Materials
      The rules of the SEC allow for householding, which is the delivery of a single copy of an annual report and proxy statement to any address shared by two or more stockholders. This combined mailing just be addressed to the security holders as group. Duplicate mailings can be eliminated by allowing stockholders to consent to such elimination, or through implied consent if: (1) it is believed that the stockholders are members of the same family, (2) the stockholders are notified that householding is to be used and (3) the stockholders do not request continuation of duplicate mailings. If you own shares of Common Stock in your own name as a holder of record, householding will not apply to your shares. If your shares of Common Stock are held in street name, depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to discontinue duplicate mailings to your address. If you wish to revoke your consent to householding, and instead want mailings made to each individual at the shared address, you must contact your broker, bank or other nominee.

      If you wish to request extra copies free of charge of our annual report or proxy statement, please either send your request in writing to Cogdell Spencer Inc., 4401 Barclay Downs Drive, Suite 300, Charlotte, North Carolina 28209, Attn: Investor Relations; make your request by calling (704) 940-2900; or find our materials available by visiting our website at www.cogdellspencer.com.
ITEMS TO BE VOTED ON BY STOCKHOLDERS
ITEM 1 — ELECTION OF DIRECTORS
      In accordance with the provisions of the Company’s Amended and Restated Articles of Incorporation and By-laws, each member of the Board of Directors is elected at the Annual Meeting. Each member of the Board elected will serve for a term expiring at the 2007 Annual Meeting of Stockholders and until his successor has been elected and qualified, or until his earlier resignation or removal. Messrs. James W. Cogdell, Frank C. Spencer, John R. Georgius, Richard B. Jennings, Christopher E. Lee, Richard C. Neugent and Randolph D. Smoak, MD are the Board’s nominees for election.
      Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting, and any adjournments or postponements thereof in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted “FOR” the election of the seven persons specified as nominees for directors, each of whom will serve until the 2007 Annual Meeting of Stockholders. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, should any director nominee named herein become unable or unwilling to serve if elected, it is intended that the proxies will be voted for the election, in his stead, of such other person as the Board of the Company may nominate, unless the Board of Directors reduces the size of the membership of the Board prior to the Annual Meeting to eliminate the position of any such nominee.
      The Board has affirmatively determined that Messrs. Georgius, Lee, Neugent and Dr. Smoak are independent within the standards prescribed by the NYSE.
Nominees for Directors
      The following table sets forth the name, age and the position(s) with us, if any, currently held by each person nominated as a director:

Name	Age	Title

James W. Cogdell	64	Chairman
Frank C. Spencer	45	Chief Executive Officer
John R. Georgius(1)(2)	61	Director
Richard B. Jennings	62	Director
Christopher E. Lee(2)(3)	57	Director
Richard C. Neugent(1)(3)	62	Director
Randolph D. Smoak, MD(1)(2)(3)	72	Director

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Nominating and Corporate Governance Committee
      The following are biographical summaries for our nominees for election as directors of the Company:

James W. Cogdell, Chairman of the Board. Since 1972 Mr. Cogdell has served as the Chairman and Chief Executive Officer of Cogdell Spencer Advisors, Inc. and has served as Chairman of the Board of the Company since its inception in 2005. Mr. Cogdell was named Entrepreneur of the Year by the Charlotte Chamber of Commerce for the large companies category in 2002. He is an eight-year chairman of the Citizens Capital Budget Advisory Committee for Mecklenburg County,

North Carolina. In addition, Mr. Cogdell is a member of Catawba Lands Conservancy. Mr. Cogdell has been recognized with the Outstanding Layman Award for 2004 by the North Carolina Division of Soil and Water Conservation. He is an activist on civic and cultural development organizations ranging from public schools and child advocacy, to conservation, scouting and the arts. Mr. Cogdell is a member of the United States Eventing Association, the U.S. Equestrian Federation and formerly served on the Board of Directors for the Carolina Horse Park Foundation and as President of the Irish Draught Horse Society of North America. Mr. Cogdell has developed more than 70 healthcare real estate properties valued at over $400 million during his career.

Frank C. Spencer, Chief Executive Officer, President and Director. Frank C. Spencer, Chief Executive Officer of the Company, has served as one of our directors since the Company’s inception in 2005. Since 1998, Mr. Spencer has served as President of Cogdell Spencer Advisors, Inc. and prior to that in other executive capacities with Cogdell Spencer Advisors, Inc. since joining us in 1996. Prior to his employment with Cogdell Spencer Advisors, Inc. Mr. Spencer was Executive Director of The Children’s Services Network, a non-profit organization, from 1993 to 1996. He began his real estate career with the Crosland Group, where he was Corporate Vice President responsible for portfolio management, marketing and advisory services. Mr. Spencer was named to the 40 under 40 list for top young business executives by the Charlotte Business Journal in 2000. He has had works published in Urban Land Magazine and the Institutional Real Estate Letter on Real Estate Finance. Mr. Spencer has been an instructor at the Healthcare Financial Management Association’s state, regional and national meetings, a member of the University of North Carolina at Charlotte Real Estate Program Board of Advisors, an instructor at Montreat College and a full member of the Urban Land Institute and is a member of the board of directors of The Mountain Retreat Association. Mr. Spencer was instrumental in the establishment of McCreesh Place, a permanent residence for 64 formerly homeless men in Mecklenburg County, North Carolina, led a mission group for Habitat for Humanity to Malawi, Africa and has served as Vice Chairman of the Transitional Families Program for the Charlotte Mecklenburg Housing Authority. Mr. Spencer received a B.A. with honors in German from the University of North Carolina where he was a Morehead Scholar and received an M.B.A. from Harvard Business School with high distinction and was designated as a Baker Scholar.

John R. Georgius, Director. John R. Georgius has served as one of our directors since the Company’s inception in 2005. He is an advisory member of the CEO Council of Council Ventures, LP, a technology-focused venture capital fund in which he is a founding investor. From 1975 to December 1999, Mr. Georgius served in various executive positions at First Union Corporation including President and Chief Operating Officer, Vice Chairman, President of First Union National Bank and Senior Vice President and head of the trust division. Over his 37-year banking career, Mr. Georgius directed or otherwise participated in more than 140 acquisitions in the financial services arena. Mr. Georgius has served as a director of First Union Corporation, First Union National Bank, VISA USA, and VISA International. He currently serves as a director for Alex-Lee Corporation, has been a member of its audit and compensation committees and serves as Chairman of the Investment Committee for the Board of Trustees at Presbyterian College and of the N.C. Waterfowl Association. Mr. Georgius received a B.B.A. in accounting and corporate finance from Georgia State University and is a graduate of the American Bankers Association National Graduate Trust School at Northwestern University.

Richard B. Jennings, Director. Richard B. Jennings has served as one of our directors since the Company’s inception in 2005. He is President of Realty Capital International Inc., a real estate investment banking firm, that he founded in 1991, and is President of Jennings Securities LLC, a National Association of Securities Dealers, Inc. (NASD) member securities firm since 1995. From 1990 to 1991, Mr. Jennings served as Senior Vice President of Landauer Real Estate Counselors, and from 1986 to 1989, Mr. Jennings served as Managing Director of Real Estate Finance at Drexel Burnham Lambert. From 1969 to 1986, Mr. Jennings oversaw the REIT investment banking business at Goldman, Sachs & Co. During his tenure at Goldman, Sachs & Co., Mr. Jennings founded and managed the Mortgage Finance Group from 1979 to 1986. Mr. Jennings also serves as a member of the board of directors of Commercial Net Lease Realty, Inc. and Alexandria Real Estate Equities, Inc. He is a licensed NASD Principal and New York real estate broker. Mr. Jennings received a B.A. in economics, Phi Beta Kappa and Magna Cum Laude, from Yale University, and received an M.B.A. from Harvard Business School.

Christopher E. Lee, Director. Christopher E. Lee served as one of our directors since the Company’s inception in 2005. He is President and Chief Executive Officer of CEL & Associates, Inc., one of the nation’s leading real estate advisory firms. For the past 27 years, Mr. Lee has provided a variety of strategic, compensation, organizational and performance benchmarking services to hundreds of real estate firms nationwide. Mr. Lee is a frequent speaker at national real estate conferences, a regular contributor to various real estate publications and is the editor of the national real estate newsletter, Strategic Advantage. Prior to his consulting career, Mr. Lee worked for the Marriott and Boise Cascade corporations. Mr. Lee serves on the Advisory Board for the Business School and the Real Estate School at San Diego State University. Mr. Lee received a B.A. from San Diego State University, an M.S. degree from San Jose State University, and a Ph.D. in Organizational Development from Alliant International University.

Richard C. Neugent, Director. Richard C. Neugent served as one of our directors since the Company’s inception in 2005. He is President of RCN Healthcare Consulting Inc., a firm that he formed in 2003 which develops business for a national healthcare consulting practice in strategic and operational improvement services for hospitals, health systems and academic medical centers in the southeastern United States. Mr. Neugent has been involved in the healthcare industry for over 37 years. He was President and Chief Executive Officer of Bon Secours-St. Francis Health System in Greenville, South Carolina from 1981 to 2003. Prior to that time, he was Chief Operating Officer of Rapides Regional Medical Center in Alexandria, Louisiana. Mr. Neugent also served as a Captain in the Medical Service Corps of the U.S. Air Force where he oversaw the construction of hospitals and dispensaries. Mr. Neugent constructed the first women’s hospital in the state of South Carolina. Mr. Neugent was named the 2001 Greenville Magazine’s Nelson Mullins Business Person of the Year. In 2003, Mr. Neugent was presented with the Order of the Palmetto, the state of South Carolina’s highest civilian award. Mr. Neugent has served on the advisory boards of Clemson University, The University Center in Greenville and First Union National Bank. In addition, he has served on the board of the United Way and has held leadership positions in several United Way annual campaigns. He also served on the Greenville Chamber of Commerce board. Mr. Neugent consults with the Christian Blind Mission International, USA located in Greenville, South Carolina. Mr. Neugent received a B.S. from Alabama College and received an M.S. from The University of Alabama in Hospital Administration.

Randolph D. Smoak, M.D., Director. Dr. Randolph D. Smoak served as one of our directors since the Company’s inception in 2005. He is a clinical professor of surgery and is a former president of the American Medical Association (AMA), having served from 2000 to 2001. Dr. Smoak also served as a member of the Board of Trustees with the AMA from 1992 through 2002. Since his retirement, he has served on various boards including The Hollins Cancer Center Advisory Board, The Tobacco Free Kids Board, The Orangeburg Calhoun Technical College Foundation Board and The Greenville Family Partnership Board. He was the lead spokesperson for the AMA’s anti-smoking campaign, representing the Department of Health and Human Services Interagency Committee on Smoking and Health. Dr. Smoak was a member of Orangeburg Surgical Associates from 1967 through 2001. Dr. Smoak served as president and chairman of South Carolina Medical Association as well as president of the South Carolina Division of the American Cancer Society. He is a founding member of the South Carolina Oncology Society, completed two terms as Governor from South Carolina to the American College of Surgeons, and served as chairman of the board of directors of the World Medical Association. Dr. Smoak received a B.S. from The University of South Carolina and received an M.D. from The Medical University of South Carolina.

Recommendation Regarding the Election of Directors
      The Board of Directors recommends that you vote “FOR” the election of the seven named nominees.

ITEM 2 —	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Board has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006. The Company has been advised by Deloitte & Touche LLP that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”) and complies with the auditing, quality control and independence standards and rules of the PCAOB and the Securities and Exchange Commission. The Company expects that representatives of Deloitte &Touche LLP will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from stockholders. The Company’s Amended and Restated Articles of Incorporation and By-laws do not require that stockholders ratify the appointment of the independent registered public accounting firm. The Company is submitting the appointment for ratification because the Board of Directors believes it is a matter of good corporate practice.
Recommendation Regarding Ratification of the Appointment of Deloitte & Touche LLP
      The Board of Directors recommends that you vote “FOR” ratification of this appointment.
INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
Board Meetings
      The Board intends to hold at least four regularly scheduled meetings per year and additional special meetings as necessary. Each director is expected to attend scheduled and special meetings, unless unusual circumstances make attendance impractical. The Board of Directors may also take action from time to time by written consent. For the period from November 1, 2005 (the closing date of the Company’s initial public offering) through Tuesday, February 21, 2006, the Board of Directors conducted a total of two meetings. Each director attended 100% of the meetings of the Board of Directors and of any committees on which he served during this period. The Company expects each director to attend both regularly scheduled and special meetings, except if unusual circumstances make attendance impractical.
Executive Sessions of Non-Management Directors
      It is the policy of the Board that the independent members of the Board meet separately without management (including management directors) at least twice per year during regularly scheduled Board meetings in order to discuss such matters as the independent directors consider appropriate. The lead independent director will assume the responsibility of chairing the meetings of independent directors and shall bear such further responsibilities which the independent directors as a whole or the Board might designate from time to time. The Company’s independent auditors, finance staff, legal counsel, other employees and other outside advisers may be invited to attend these meetings.
      The Board will periodically appoint a chair. Both independent and management directors, including the CEO, are eligible for appointment as the chair. The chair, or if the chair is not an independent director, the Chairman of the Nominating and Corporate Governance Committee shall serve as the lead independent director. The lead independent director is responsible for coordinating the activities of the other independent directors, including scheduling and conducting separate meetings of the independent directors and for such other duties as are assigned from time to time by the Board.

Board Committees
      The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees have at least three directors and are composed exclusively of independent directors, by reference to the rules, regulations and listing standards of the NYSE, the national exchange on which our Common Stock is traded.
Committee Charters
      The Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters meet the standards that have been established by the NYSE. Copies of these charters are available on the Company’s website at www.cogdellspencer.com or will be provided to any stockholder upon request.
     Audit Committee
      The Audit Committee helps to ensure the integrity of our financial statements, the qualifications and independence of our independent auditors and the performance of our internal audit function and independent auditors. The audit committee selects, assists and meets with the independent auditors, oversees each annual audit and quarterly review, monitors our systems of internal controls and prepares the report that U.S. federal securities laws require to be included in our annual proxy statement. John R. Georgius chairs our Audit Committee and serves as our audit committee financial expert, as that term is defined by the SEC, and Richard C. Neugent and Randolph D. Smoak, M.D. serve as members of this committee. The Audit Committee met two times in 2005.
     Compensation Committee
      The Compensation Committee reviews and approves the compensation and benefits of our executive officers, administers and makes recommendations to our board of directors regarding our compensation and stock incentive plans and produce an annual report on executive compensation for inclusion in our proxy statement. Christopher E. Lee chairs our Compensation Committee and John R. Georgius and Randolph D. Smoak, M.D. serve as members of this committee. The Compensation Committee met one time in 2005.
     Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee develops and recommends to our Board a set of corporate governance principles, adopts a code of ethics, adopts policies with respect to conflicts of interest, monitors our compliance with corporate governance requirements of state and U.S. federal law and the rules and regulations of the NYSE, establishes criteria for prospective members of our board of directors, conducts candidate searches and interviews, oversees and evaluates our board of directors and management; evaluates from time to time the appropriate size and composition of our board of directors, recommends, as appropriate, increases, decreases and changes in the composition of our board of directors and formally proposes the slate of directors to be elected at each annual meeting of our stockholders. Richard C. Neugent chairs our Nominating and Corporate Governance Committee and Christopher E. Lee and Randolph D. Smoak, M.D. serve as members of this committee. The Nominating and Corporate Governance Committee met one time in 2005.
      The Nominating and Corporate Governance Committee will consider recommendations made by stockholders. Under the Company’s By-Laws, and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. A stockholder must notify the Secretary of the Company in writing of the director nominee or the other business. The notice must include the required information (as set forth below on page 20, “Other Matters — Stockholder Proposals and Nominations for the Board”) and be delivered to the Secretary at the principal executive offices of the Company not earlier than the 150th day and not later than 5:00 p.m., Eastern time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s Annual Meeting.

      If the date of the Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder must be delivered as described above not earlier than the 150th day prior to the date of mailing of the notice for such annual meeting and not later than 5:00 p.m., Mountain time, on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which disclosure of the date of such meeting is first made. The public announcement of a adjournment or postponement of an annual meeting does not change or create a new opportunity for notice as described above.
Director Compensation
      Each non-employee member of our Board is entitled to receive annual compensation for his services as a director as follows: $25,000 per year, $1,000 per meeting attended, $500 per committee meeting attended and $500 per teleconference or committee meeting attended. The chairperson of the audit committee will be entitled to receive an additional $10,000 annually and the chairperson of each other committee will be entitled to receive an additional $2,500 annually in compensation.
      Upon joining our Board, each non-employee director received 2,500 shares of restricted stock, all of which vested on the date of grant. Directors who are employees of the Company will not receive any compensation for their services as directors. Each member of our Board will be reimbursed for out-of-pocket expenses associated with service on our behalf and associated with attendance at or participation in board meetings or committee meetings.
EXECUTIVE OFFICERS AND OTHER OFFICERS

Key Officers
      Information for James W. Cogdell and Frank C. Spencer is contained above under the heading “Item 1 — Election of Directors.” Information with respect to some of the Company’s other key officers is set forth below. All of the Company’s officers are appointed as officers at the annual organizational meeting of the Board held at the time of each annual meeting of stockholders.
      Charles M. Handy, Chief Financial Officer, Senior Vice President and Secretary. Charles M. Handy has served as the Company’s Chief Financial Officer, Senior Vice President and Secretary since the Company’s inception in 2005. Prior to that, Mr. Handy had served as the Chief Financial Officer, Treasurer and Corporate Secretary for Cogdell Spencer Advisors, Inc. since 1997. Formerly, Mr. Handy was Corporate Controller for Faison & Associates, Inc., a commercial real estate management and development firm headquartered in Charlotte, North Carolina, and began his career at Ernst & Whinney. Mr. Handy has more than 18 years of experience in commercial real estate, accounting, finance and operations. Mr. Handy is a member of the American Institute of Certified Public Accountants and the North Carolina Association of Certified Public Accountants. He has also acted as the compliance officer for Cogdell Spencer Advisors, Inc.’s licensing and regulation process. Mr. Handy is a licensed real estate broker in North Carolina and broker-in-charge for us. Mr. Handy received an associates degree from Lees-McRae College, a B.S.B.A. in accounting and real estate from Appalachian State University and received an M.B.A. from Wake Forest University.
      Devereaux Gregg, Vice President — Development. Mr. Gregg has served as the Company’s Vice President — Development since the Company’s inception in 2005. Prior to that, Mr. Gregg had served as Vice President — Development for Cogdell Spencer Advisors, Inc. since 1997. From 1993 until 1997, Mr. Gregg was Director of Leasing and Property Management with Norcom Development, a real estate development firm, where he was responsible for a portfolio of 30 commercial properties located in North Carolina, South Carolina and Georgia. Prior to that time, Mr. Gregg acted as Director of Commercial Development and later as Vice President of Commercial Operations at The Paragon Group, a real estate development firm, based in Charlotte, North Carolina, from 1988 through 1993. Mr. Gregg received a B.B.A. and an M.B.A. from Southern Methodist University.

      Matthew Nurkin, Vice President — Acquisitions. Mr. Nurkin has served as the Company’s Vice President — Acquisitions since the Company’s inception in 2005. Prior to that, Mr. Nurkin served as the Vice President — Acquisitions for Cogdell Spencer Advisors, Inc. since 2001. Since 1996, Mr. Nurkin has been responsible for expanding Cogdell Spencer Advisor’s activities in ownership and debt restructuring of existing hospital and physician-owned facilities. Prior to joining our Company, Mr. Nurkin was employed at The Shelton Company, Bank of America and First Union Capital Markets in various banking and investment analyst positions. Mr. Nurkin received a B.A. in English literature from Wake Forest University, completed graduate studies at St. Peters College, Oxford University, and expects to receive an M.B.A. from Belk College of Business, University of North Carolina at Charlotte.
      Rex A. Noble, Vice President — Management. Mr. Noble has served as the Company’s Vice President — Management since the Company’s inception in 2005. In 1996, Mr. Noble joined Cogdell Spencer Advisors, Inc. as a Property Manager; became Assistant Regional Vice President of the Upstate Region in 1997 and served as the Vice President — Management for Cogdell Spencer Advisors, Inc. from 1999 until 2005. Prior to joining our Company, Mr. Noble was employed with GB&S Corp. as part of its management team. He is currently licensed by the North and South Carolina Real Estate Commissions. Mr. Noble received a B.S. from Francis Marion University.
      Mary J. Surles, Vice President — Management. Ms. Surles has served as the Company’s Vice President — Management since the Company’s inception in 2005. Prior to that, Ms. Surles served as an Asset Manager, and later as a Vice President for Cogdell Spencer Advisors, Inc. Since 1985, Ms. Surles has been involved in all areas of the Company’s activities with an emphasis on property management and leasing. Some of Ms. Surles’ activities include sale or resyndication of properties, refinancing, coordinating the transfer of partnership interests, and contracting for space retrofits. Ms. Surles holds South Carolina broker and North Carolina salesman licenses. Ms. Surles completed coursework at Midlands Technical College and Horry Georgetown Technical College.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices, and the Company’s compliance with laws, regulations and corporate policies, and the independent registered public accounting firm’s qualifications, performance, and independence. Consistent with this oversight responsibility, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2005 and their assessment of internal control over financial reporting as of December 31, 2005. Deloitte & Touche LLP, the Company’s independent registered public accountants, issued their unqualified report on the Company’s financial statements.
      The Audit Committee also has discussed and reviewed with Deloitte & Touche LLP the matters required to be discussed in accordance with Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has conducted a discussion with Deloitte & Touche LLP relative to its independence. The Audit Committee has considered whether Deloitte & Touche LLP’s provision of non-audit services is compatible with its independence.
      As set forth in the Charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, and reviews of the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q. The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing for accounting reviews or procedures or to set auditor independence standards. All members of the Audit committee have been affirmatively determined by the Board to be independent within the standards prescribed by the NYSE and the applicable rules promulgated by the SEC.
      Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.
      Respectfully submitted by the members of the Audit Committee:

John R. Georgius, Chairman
Richard C. Neugent
Randolph D. Smoak, M.D.
CORPORATE GOVERNANCE MATTERS
Corporate Governance Guidelines
      The Company’s Board of Directors, in its role of overseeing the conduct of the Company’s business, is guided by the Company’s Corporate Governance Guidelines. The Guidelines reflect the NYSE listing standards. Among other things, the Guidelines contain categorical standards for determining director independence in accordance with the NYSE listing standards. The full Guidelines are available on the Company’s website at www.cogdellspencer.com.
Director Independence
      The Guidelines provide that a majority of our directors serving on our Board must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. The Company’s Board has affirmatively determined, based upon its review of all relevant facts and circumstances, that each of the following directors has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE and the applicable rules promulgated by the SEC: Messrs. Georgius, Lee, Neugent and Dr. Smoak. The Board has determined that Mr. Cogdell, the Chairman of the Board, Mr. Spencer, the Company’s CEO (the “CEO”) and Mr. Jennings are not independent because they are also executive officers of the Company or have or have had direct or indirect material relationships with the Company. Pursuant to an engagement letter entered into on December 1, 2004, we engaged Realty Capital International Inc., an affiliate of Mr. Jennings, to provide advisory services to us relating to the structure and terms of the Company’s formation transactions and the initial public offering. As part of this engagement, the Company paid $10,000 in cash per month in fees for Realty Capital International Inc.’s role as adviser throughout the course of the Offering. Upon the closing of the Offering, Realty Capital International Inc. also received a success fee equal to 0.5% of the gross offering proceeds, including any over-allotment proceeds.
Whistleblowing and Whistleblower Protection Policy
      The Audit Committee has established procedures for: (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. If you wish to contact the Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so by (i) calling the Compliance Hotline at 1-800-595-5573, (ii) emailing the Company’s Compliance Email Box at whistleblower@cogdellspencer.com, or (iii) delivering the report via regular mail, which may be mailed anonymously, to c/o Audit Committee, Cogdell Spencer Inc., 4401 Barclay Downs Drive, Suite 300, Charlotte, NC 28209-4670. A copy of the policy is available on the Company’s website at www.cogdellspencer.com.

Code of Business Conduct and Ethics
      The Company’s Code of Business Conduct and Ethics (the “Code”) documents the principles of conduct and ethics to be followed by its employees, officers and directors, including the Company’s principal executive officer, financial officer and accounting officer. The purpose of the Code is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; promote avoidance of conflicts of interest, including disclosure to an appropriate person or committee of any material transaction or relationship that reasonably could be expected to give rise to such a conflict; promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company; promote compliance with applicable governmental laws, rules and regulations; promote the prompt internal reporting to an appropriate person or committee of violations of the Code; promote accountability for adherence to the Code; provide guidance to employees, officers and directors to help them recognize and deal with ethical issues; provide mechanisms to report unethical conduct; and help foster the Company’s longstanding culture of honesty and accountability. A copy of the Code has been provided to, and signed by each of the Company’s directors, officers and employees. A copy of the Code may be found on the Company’s website at www.cogdellspencer.com. and has been included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and can be provided to any stockholder upon request.
Disclosure Committee
      The Company maintains a Disclosure Committee consisting of members of its executive management and senior staff. The Disclosure Committee meets at least monthly. The purpose of the Disclosure Committee is to bring together executive management and employees involved in the preparation of the Company’s financial statements so that the group can discuss any issues or matters of which the members are aware that should be considered for disclosure in the Company’s public SEC filings. The Disclosure Committee reports to the Company’s Chief Executive Officer and, as appropriate, to the Company’s Audit Committee. The Disclosure Committee has adopted a written charter to formalize the Committee’s purpose and procedures.
Communications with Stockholders
      The Company provides the opportunity for stockholders to communicate with the members of the Board. They may communicate with the independent Board members, non-management directors or the Chairperson of any of the Board’s committees by email or regular mail. All communications should be sent to: stockholdercommunications@cogdellspencer.com, or to the attention of the Independent Directors, the Audit Committee Chairman, the Compensation Committee Chairman or the Nominating and Corporate Governance Committee Chairman at 4401 Barclay Downs Drive, Suite 300, Charlotte, NC 28209. The means of communication with members of the Board may also be found on the Company’s website under “Stockholder Communication Policy” at www.cogdellspencer.com.
EXECUTIVE COMPENSATION
Compensation Committee Report on Executive Compensation
      The executive compensation philosophy, policies, plans, and programs of the Company are under the supervision of the Compensation Committee, which is composed of the Non-Management Directors named below, each of whom has been determined by the Board of Directors to be independent under the applicable rules of the Securities and Exchange Commission and the NYSE listing standards. The Compensation Committee has furnished the following report on executive compensation.
      The Company completed its initial public offering on November 1, 2005. The information regarding executive compensation as described in the Company’s registration statement on Form S-11 served as the basis for the Company’s executive compensation policies, practices, and programs during 2005.

Compensation Philosophy
      The basic philosophy underlying the Company’s executive compensation policies, plans, and programs is that executive and stockholder financial interests should be aligned as closely as possible, and that compensation should be based on delivering pay commensurate with performance. Accordingly, the executive compensation program for the Company’s CEO and the other officers of the Company has been structured to:

•	Provide compensation that attracts, retains, and motivates key executives.

•	Reinforce a results-oriented management culture with executive pay that varies according to overall Company and individual performance against business goals and core behavioral standards.

•	Place more emphasis on variable performance-based compensation, commensurate with an executive’s increasing responsibilities.

•	Align the interests of the Company’s executives and stockholders by implementing and maintaining compensation programs that provide for the acquisition and retention of significant equity interests in the Company by senior executives.
      Based on these objectives, the executive compensation program has been designed to assist the Company in attracting, motivating and retaining executives to help the Company achieve its performance goals. The program is structured to provide the Company’s executives with base salaries, annual cash incentive awards, long-term incentive awards, and stock ownership opportunities.
      All executive employment agreements were initiated and became effective with the closing of the Company’s initial public offering. A description of these agreements is set forth under the heading “Agreements with Executive Officers” on page 12 in this Proxy Statement.

Executive Compensation
      The executive compensation plan has been structured to provide short and long-term incentives that promote continuing improvements in the Company’s financial results and returns to stockholders. The elements of the Company’s executive compensation, as provided for in the executives’ employment agreements, are primarily comprised of three elements designed to complement each other.

•	Base salaries. Base salaries are paid for ongoing performance throughout the year. The Company’s base salaries of executive officers and guaranteed portions of annual incentive bonuses are designed to be competitive with those of executives of other equity REITs, which compete with the Company, while also taking into account the executive officers’ performance;

•	Annual Incentive Bonus. The Company expects to provide for the payment of cash incentive bonuses based on the Company’s performance in relation to predetermined objectives and individual executive performance.

•	Long-Term Incentives. The Company’s expects to provide a long-term incentive program allowing for awards of stock options, grants of restricted stock or LTIP units, the exact numbers of which vary, depending on the position and salary of the executive. These equity based awards will be designed to link executive compensation to the Company’s long-term common share performance and expect to be issued in accordance with the description set forth in the Company’s registration statement on Form S-11.

Chairman and CEO Compensation
      James W. Cogdell served as the Company’s Chairman of the Board during 2005. Mr. Cogdell’s employment agreement was initiated on October 21, 2005 and sets an annual salary of $430,000 and an annual bonus award as determined by the Compensation Committee of the Board of Directors.

      Frank C. Spencer served as the Company’s Chief Executive Officer during 2005. Mr. Spencer’s employment agreement was initiated on October 21, 2005 and sets an annual salary of $430,000 and an annual bonus award as determined by Compensation Committee of the Board of Directors. Mr. Spencer also received $1,400,001 in LTIP units based on the initial public offering price of $17.00 per share. These LTIP units were granted concurrently and vested immediately with the closing of the offering.

Federal Tax Regulations
      Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company’s income tax return to compensation of $1 million for certain executive officers unless, in general, the compensation is paid pursuant to a plan that is performance based, nondiscretionary and has been approved by the Company’s shareholders. This regulation did not apply to the Company prior to the time it became a public company in October 2005. The Committee’s policy with respect to Section 162(m) since the initial public offering is to make reasonable efforts to ensure that compensation is deductible to the extent permitted, while simultaneously providing the Company’s executives with appropriate rewards for their performance.
      Respectfully submitted by the members of the Compensation Committee:

Christopher E. Lee, Chairman
John R. Georgius
Randolph D. Smoak, M.D.
Compensation Committee Interlocks and Insider Participation
      There are no Compensation Committee interlocks and none of the Company’s employees participate on the Compensation Committee.
Executive Compensation
      The following table sets forth the annual base salary and other compensation paid or earned in 2004 and 2005, to our Chairman, Chief Executive Officer and Chief Financial Officer. These executive officers are referred to herein collectively as the “named executive officers.”
Summary Compensation Table

	Annual
	Compensation		Long-Term Compensation

		Base Salary		Long-Term		Securities
		and Other	Other Annual	Incentive Unit		Underlying	All Other
		Benefits	Compensation	Awards		Options	Compensation
Name and Principal Position	Year	($)	($)	($)		($)	($)

James W. Cogdell	2005	432,000	—	—		—	—
Chairman	2004	430,000
Frank C. Spencer	2005	445,000	—	1,400,001	(1)	—	—
Chief Financial Officer	2004	325,000
and President
Charles M. Handy	2005	278,000	—	1,078,480	(1)	—	—
Chief Financial Officer,	2004	201,000
Senior Vice President and Secretary

(1)	Value based upon the initial public offering price of $17.00 per share indicated on the cover page of this prospectus. All of such LTIP units were granted concurrently with the closing of the offering and vested immediately.

Section 16(a) Beneficial Ownership Reporting Compliance
      Under federal securities laws, the Company’s directors, executive officers and holders of 10% or more of the Company’s Common Stock are required to report, within specified monthly and annual due dates, their initial ownership in the Company’s Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. Based solely on representations and information provided to the Company by the persons required to make such filings, the Company believes that all filing requirements were complied with during the last fiscal year.
Agreements with Executive Officers
      The Company entered into written employment agreements with its named executive officers that became effective upon the closing of the initial public offering, pursuant to which Messrs. Cogdell, Spencer and Handy are expected to agree to serve, respectively, as our Chairman, Chief Executive Officer and President, and Chief Financial Officer, Senior Vice President and Secretary. The employment agreements require the executives to devote substantially all of their business time and effort to the Company’s affairs.
      The employment agreements with Messrs. Cogdell and Spencer are each for a five-year term and Mr. Handy’s is for a three-year term; provided, however, that the terms will be automatically extended for successive one-year periods unless, not later than three months prior to the termination of the existing term, either party provides written notice to the other party of its intent not to further extend the term. The employment agreements provide for an initial base salary of $430,000, $430,000 and $225,000 to each of Messrs. Cogdell, Spencer and Handy, respectively, and for bonus and other incentive eligibility (as determined by the Compensation Committee of the Board) and participation in employee benefit plans and programs. The Company shall also make available to each of Messrs. Cogdell, Spencer and Handy, use of a Company car.
      The compensation otherwise payable to Messrs. Cogdell and Spencer shall be subject to reduction as follows:

In the event that during the term of their employment agreements or any extension thereof, the average annual combined net operating income for East Jefferson Medical Office Building and East Jefferson Medical Specialty Building for any of the years ended December 31, 2007, 2008, 2009 and 2010 declines by more than 15% from their combined estimated 2006 net operating income, which is estimated to be $2.15 million, an amount equal to such additional decline (up to the next 15% of such shortfall) (which is referred to in the employment agreements as the “captured shortfall amount”) shall off-set the compensation otherwise payable to each such executive in the next calendar year following such measurement period by an amount equal to 50% of such captured shortfall amount.

Upon the termination of an executive officer’s employment either by us for “cause” or by the executive officer without “good reason” during the term of his employment agreement, such executive officer will be entitled to receive his annual base salary and other benefits accrued through the date of termination of the executive officer’s employment.
      The term “cause” as used in the employment agreements is generally defined to mean:

(i) conviction of, or formal admission to, a felony;

(ii) engagement in the performance of the executive’s duties, or otherwise to the material and demonstrable detriment of the Company, in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement;

(iii) repeated failure to adhere to the directions of the board of directors of the Company, or to adhere to the Company’s policies and practices;

(iv) willful and continued failure to substantially perform the executive’s duties properly assigned to him (other than any such failure resulting from his disability) after demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes the executive has not substantially performed such duties;

(v) breach of any of the provisions of the covenants of the executive’s employment agreement; or

(vi) breach in any material respect of the terms and provisions of the executive’s employment agreement and failure to cure such breach within 90 days following written notice from the Company specifying such breach.
      The term “good reason” as used in the employment agreements is generally defined to mean:

(i) the material reduction of the executive’s authority, duties and responsibilities, the failure to continue the executive’s appointment in his given position, or the assignment to the executive of duties materially inconsistent with the executive’s position or positions with the Company;

(ii) a reduction in annual salary of the executive;

(iii) the relocation of the executive’s office to more than 50 miles from Charlotte, North Carolina;

(iv) the Company’s material and willful breach of the executive’s employment agreement; or

(v) a decision by the Company, over the reasonable objection of the executive acting in good faith, materially to change the Company’s business plan so as to effect a fundamental change to the primary business purpose of the Company.
      Upon the termination of an executive officer’s employment either by us without “cause” or by the executive officer for “good reason,” or, in the case of Messrs. Cogdell and Spencer, any non-renewal of the executive officer’s employment agreement by us, the executive officer will be entitled under his employment agreement to the following severance payments and benefits:

•	annual base salary, bonus and other benefits accrued through the date of termination;

•	a lump-sum cash payment equal to 1.99 multiplied by the sum of (1) the executive officer’s then-current annual base salary and (2) the greater of (A) the average bonus paid to the executive officer over the previous two years and (B) the maximum bonus payable to the executive officer for the fiscal year in which the termination occurs;

•	for three years after termination of employment, continuing coverage under the group health plans the executive officer would have received under his employment agreement, as would have applied in the absence of such termination; and

•	full vesting of all outstanding equity-based awards held by the executive officer.
      Upon a change of control (as defined in the employment agreements), while the executive officer is employed, all outstanding unvested equity-based awards (including stock options and restricted stock) shall fully vest and become immediately exercisable, as applicable. In addition if, after a change of control, the executive officer terminates his employment with us within one year of the change in control, such termination shall be deemed a termination by the executive officer for good reason The term “change of control” as used in the employment agreements is generally defined to mean:

(i) any transaction by which any person or group becomes the beneficial owner, either directly or indirectly, of our securities representing 50% or more of either (A) the combined voting power of our then outstanding securities or (B) the then outstanding shares of our common stock; or

(ii) any consolidation or merger where our stockholders, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii) there shall occur (A) any sale, lease, exchange or other transfer of all or substantially all of our assets, or (B) the approval by our stockholders of any plan or proposal for the liquidation or dissolution of the Company; or

(iv) the members of our board of directors, at the beginning of any consecutive 24-calendar-month period cease for any reason other than due to death to constitute at least a majority of the members of the board.

      With respect to Mr. Handy, in the event of any notice of non-renewal of the employment agreement by us, the executive officer will be entitled under his employment agreement to the same payments and benefits as if terminated other than for cause, except that the executive officer’s lump-sum cash payment will equal the sum of (1) the executive officer’s then-current annual base salary; and (2) the maximum bonus payable to the executive officer for the fiscal year in which the termination occurs.
      Upon the termination of the executive officer’s employment due to the death or disability (generally meaning a condition rendering the executive officer unable to perform substantially and continually the duties assigned to him) of the executive officer, the executive officer (or his estate) will be entitled under his employment agreement to his annual base salary, bonus and other benefits accrued through the date of termination and full vesting of all outstanding equity-based awards held by the executive officer.
      In the event that any amount payable to an executive officer is determined to be an “excess parachute payment” under Section 280G of the Code, we have also agreed to make a gross-up payment to the executive equal to the excise tax imposed on the executive under Section 4999 of the Code. The amount of gross-up payment (which is also treated as an excess parachute payment) shall be equal to the sum of the excise taxes payable by the executive by reason of receiving the parachute payments plus the amount necessary to put the executive in the same after-tax position as if no excise taxes had been imposed on the executive (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest applicable rates). The excise taxes shall be payable by the executive officer and we must withhold the excise tax as if the payment constituted wages to the executive officer. In addition, we are not entitled to an income tax deduction related to any excess parachute payments or related gross-up payments.
      The Company has also agreed to provide Mr. Cogdell’s personal accountant with an office at the Company’s headquarters building provided that Mr. Cogdell shall reimburse us for the use of such office space and for any and all benefits that we provide to this person.
      Upon termination of the executive officer’s employment, if the Company elects to subject the executive officer to the non-competition, confidentiality and non-solicitation provisions described below, the executive officer will be entitled to a cash payment equal to the sum of (1) the executive officer’s then-current annual base salary and (2) the greater of (A) the average bonus paid to the executive officer over the previous two years and (B) the maximum bonus payable to the executive officer for the fiscal year in which the termination occurs. Pursuant to the terms of the non-competition provisions, the executive is prohibited for a one-year period following termination from, directly or indirectly, whether as an owner, partner, shareholder, principal, agent, employee, consultant or in any other relationship or capacity, engaging in any element of the Company’s business or otherwise competing with the Company or its affiliates, rendering any services to any person, corporation, partnership or other entity engaged in competition with the Company or its affiliates, or providing financial assistance to or otherwise obtaining an ownership interest in a competitor of the Company or its affiliates within a restricted territory encompassing several states in the Southeast.
      The executive officer is required to keep secret and retain in strictest confidence, and not use for his benefit or the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all confidential matters relating to the Company’s business and the business of any of its affiliates and to the Company and any of its affiliates, learned by the executive officer directly or indirectly from the Company or any of its affiliates, and is not to disclose such confidential information to anyone outside of the Company except with the Company’s express written consent and except for confidential information which is at the time of receipt, or thereafter becomes, publicly known through no wrongful act of the executive officer, or is received from a third party not under an obligation to keep such information confidential and without breach of the executive officer’s employment agreement.
      Finally, the executive officer is prohibited from, directly or indirectly, knowingly soliciting or encouraging to leave the employment or other service of the Company, or any of its affiliates, any employee or independent contractor thereof or hiring any employee or independent contractor who has left the employment or other service of the Company or any of its affiliates within the one-year period which follows the termination of such employee’s or independent contractor’s employment or other service with the Company and its affiliates.
Indemnification Agreements
      The Company expects to enter into customary indemnification agreements with each of its executive officers and directors.
Stock Price Performance Graph
      Prior to October 27, 2005, the Company was not publicly traded and there was no public market for the Company’s securities. The following graph compares the cumulative total return on the Company’s Common Stock with that of the Standard and Poor’s 500 Stock Index (“S&P 500 Index”) and the National Association of Real Estate Investment Trusts Equity Index (“NAREIT Equity Index”) from October  27, 2005 (the date that the Company’s Common Stock began to trade publicly) through December 31, 2005. The stock price performance graph assumes that an investor invested $100.00 in each of the Company and to the indices, and the reinvestment of any dividends. The comparisons in the graph are provided in accordance with the SEC disclosure requirements and are not intended to forecast or be indicative of the future performance of the Company’s shares of Common Stock.

	27-Oct-05	Oct-05	Nov-05	Dec-05

Cogdell Spencer Inc.	$100.00	$100.24	$97.12	$99.35

NAREIT Equity	$100.00	$103.57	$107.93	$107.72

Russell 2000 Index	$100.00	$103.63	$108.66	$108.16

Accounting Fees and Services
      The following table presents aggregate fees billed to the Company for the fiscal year ended December 31, 2005 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”).

		2004
Type of Fees	2005	(N/A)

Audit Fees
Audits of the 2004, 2003 and 2002 combined financial statements of the Company’s predecessor, including comfort letter procedures and issuance, review of unaudited stub period financial statements and review of the Registration Statement on Form S-11 and amendments thereto	$1,786,000	$—
Audit of the Company’s and the Company’s predecessor financial statements for the year ended December 31, 2005 and quarterly review procedures	528,000	—

Subtotal	2,314,000	—
Audit-Related Fees(1)	—	—
Tax Fees
Tax compliance for the Company and the Company’s predecessor entities for the fiscal year ended December 31, 2005	375,000	—
Tax advice, planning and research in connection with the Company’s formation transactions and initial public offering	874,000	—

Subtotal	1,249,000	—
All other fees	—	—

Total	$3,563,000	$—

(1)	Audit-Related Fees are for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements or that are traditionally performed by the independent auditor.
Audit Committee Pre-Approval of Services by the Independent Auditor
      In accordance with its charter and applicable rules and regulations adopted by the Securities and Exchange Commission, the Company’s Audit Committee reviews and pre-approves any engagement of the independent registered public accounting firm to provide audit, review, or attest services or non-audit services and the fees for any such services. The Audit Committee annually considers and, if appropriate, approves the provision of audit services by the independent registered public accounting firm. In addition, the Audit Committee periodically considers and, if applicable, approves the provision of any additional audit and non-audit services by the Company’s independent registered public accounting firm that are neither encompassed by the Audit Committee’s annual pre-approval nor prohibited by applicable rules and regulations of the SEC. The Audit Committee has delegated to the chairman of the Audit Committee, Mr. Georgius, the authority to pre-approve, on a case-by-case basis, any such additional audit and non-audit services to be performed by our independent registered public accounting firm. Mr. Georgius reports any decision to pre-approve such services to the Audit Committee at its next regular meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth the beneficial ownership of our Common Stock, as of March 22, 2006, for: (i) each person known to us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers who is not a director and (iv) our directors, nominees for director and executive officers as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of Common Stock set forth opposite their respective names.
      In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).
      Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated below, the business address of the stockholders listed below is the address of our principal executive office, 4401 Barclay Downs Drive, Suite 300, Charlotte, NC 28209-4670.

	Number of
	Shares and		Percent of
	Units	Percent of	All
	Beneficially	All	Shares and
Name of Beneficial Owner	Owned(1)	Shares(2)	Units(3)

Goldman Sachs Asset Management, L.P.(4)	759,904	9.5%	6.1%
32 Old Slip New York, NY 10005
Teachers Insurance And Annuity Association of America (“TIAA”)(5)	746,400	9.3%	6.0%
730 Third Avenue New York, NY 10017
JPMorgan Chase & Co.(6)	614,584	7.7%	5.0%
270 Park Avenue New York, NY 10017
U.S. Bancorp(7)	491,750	6.1%	4.0%
800 Nicollet Mall Minneapolis, MN 55402
Directors
James W. Cogdell(8)	2,145,801	24.1%	17.4%
Frank C. Spencer(9)(10)	453,477	5.5%	3.7%
John R. Georgius(11)	29,000	*	*
Richard B. Jennings(12)	15,690	*	*
Christopher E. Lee(13)	4,500	*	*
Richard C. Neugent(14)	4,500	*	*
Randolph D. Smoak, MD(15)	8,347	*	*
Nondirector Named Executive Officer
Charles M. Handy(16)	79,567	1.0%	*
Directors and Executive Officers as a Group (8 persons)	2,740,882	29.7%	22.2%

*	Less than 1.0%

(1)	Beneficial ownership is determined in accordance with rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

(2)	Assumes a total of 8,000,374 shares of the Company’s Common Stock are outstanding as of March 22, 2006. In addition, amounts listed for each individual assume that all units, including vested long-term incentive units, beneficially owned by such individual are exchanged for shares of the Company’s Common Stock, and amounts for all directors and officers as a group assume all vested long-term incentive units held by them are exchanged for shares of our Common Stock, but none of the units held by other persons are exchanged for shares of the Company’s Common Stock.

(3)	Assumes a total of 12,365,413 shares of the Company’s Common Stock and OP units, including vested LTIP units, are outstanding as of March 22, 2006 comprised of 8,000,374 shares of Common Stock and 4,365,039 OP units which may be exchanged for cash or, at our option, shares of Common Stock beginning 12 months after the closing of the initial public offering.

(4)	Information based on a Schedule 13G filed with the SEC on February 6, 2006 by Goldman Sachs Asset Management, L.P. Goldman Sachs Asset Management, L.P. has sole voting and dispositive power over 759,904 shares of Common Stock.

(5)	Information based on a Schedule 13G filed with the SEC on February 13, 2006 by TIAA. TIAA has sole voting and dispositive power over 746,400 shares of Common Stock.

(6)	Information based on a Schedule 13G filed with the SEC on February 10, 2006 by JPMorgan Chase & Co. JPMorgan Chase & Co. has sole voting and dispositive power of 614,584 shares of Common Stock.

(7)	Information based on a Schedule 13G filed with the SEC on January 31, 2006 by U.S. Bancorp. U.S. Bancorp has sole voting and dispositive power over 491,750 shares of Common Stock.

(8)	Includes 1,244,503 shares of Common Stock and 901,298 OP units.

(9)	Frank C. Spencer is the CEO of the Company. This number includes 219,618 shares of Common Stock and 233,859 OP units (including 82,353 OP units issuable upon conversion of 82,353 LTIP units outstanding at March 22, 2006).

(10)	Frank C. Spencer is co-trustee of James W. Cogdell’s estate and would thus assume voting power of the shares of Mr. Cogdell’s estate in the event of Mr. Cogdell’s death.

(11)	Includes 2,500 shares of restricted stock.

(12)	Includes 2,500 shares of restricted stock.

(13)	Includes 2,500 shares of restricted stock.

(14)	Includes 2,500 shares of restricted stock.

(15)	Includes 5,847 OP units and 2,500 shares of restricted stock.

(16)	Charles M. Handy is Chief Financial Officer, Senior Vice President and Secretary of the Company. This number includes 100 shares of Common Stock and 79,467 OP units (including 63,440 OP units issuable upon conversion of 63,440 LTIP units to be outstanding at March 22, 2006).
Certain Relationships and Related Transactions
      Pursuant to an engagement letter entered into on December 1, 2004, we engaged Realty Capital International Inc., an affiliate of Mr. Jennings, to provide advisory services to us relating to the structure and terms of the Company’s formation transactions and the initial public offering. As part of this engagement, the Company paid $10,000 in cash per month in fees for Realty Capital International Inc.’s role as adviser throughout the course of the Offering. Upon the closing of the Offering, Realty Capital

International Inc. also received a success fee equal to 0.5% of the gross offering proceeds, including any over-allotment proceeds.
Other Matters

Stockholder Proposals and Nominations for the Board
      Under SEC rules, proposals from the Company’s eligible stockholders for presentation for action at the 2007 Annual Meeting of Stockholders must be received by the Company no later than January 10, 2007 in order to be considered for inclusion in the Proxy Statement and Proxy for that Annual Meeting. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company at the Company’s principal executive offices.
      Under the Company’s By-Laws, and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. A stockholder must notify the Secretary of the Company in writing of the director nominee or the other business. The notice must include the required information and be delivered to the Secretary at the principal executive offices of the Company not earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting.
      If the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder must be delivered as described above not earlier than the 150th day prior to the date of mailing of the notice for such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which disclosure of the date of such meeting is first made. The public announcement of a adjournment or postponement of an annual meeting shall not commence a new time period for the giving of stockholder’s notice as described above.
      The stockholder’s notice shall set forth the following, as applicable:

(1) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of such individual, (b) the class, series and number of any shares of stock of the Company that are beneficially owned by such individual, (c) the date such shares were acquired and the investment intent of such acquisition, and (d) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(2) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below) individually or in the aggregate, (including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom);

(3) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person;

(4) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (2) or (3) above, the name and address of such stockholder, as they appear on the Company’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and

(5) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.
      “Stockholder Associated Person” of any stockholder means (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (3) any person controlling, controlled by or under common control with such Stockholder Associated Person.
      The Board and the Company’s management know of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

Frank C. Spencer
Chief Executive Officer

Exhibit A
COGDELL SPENCER INC.
AUDIT COMMITTEE CHARTER
Purpose
      The Board of Directors (the “Board”) of Cogdell Spencer Inc. (the “Company”) has established an audit committee comprised of independent directors (the “Committee”) and has adopted and approved this amended and restated charter for the Committee. The Committee’s primary functions are to:

1. Assist Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements including The Sarbanes-Oxley Act of 2002, (iii) the qualifications and independence of the registered public accounting firm employed by the Company for the audit of the Company’s financial statements (the “Independent Auditor”), (iv) the performance of the individuals responsible for the Company’s internal audit function, and (v) the performance of the Company’s Independent Auditors, including any third party employed by the Company for the purpose of performing all or any portion of the Company’s internal audit function (the “Internal Auditor”),

2. Prepare the report that rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement, and

3. Provide an open avenue of communication among the Company’s Independent Auditors, its Internal Auditors, its management and its Board.
Organization
      1. The Committee will be comprised of at least three directors, each of whom is financially literate (i.e., able to read and understand financial statements and have knowledge of the functions of auditors for a Company) or, in the judgment of the Board, able to become financially literate within a reasonable period of time after his or her appointment to the Committee. All members of the Committee will be, in the business judgment of the Board, “independent” under the independence requirements set forth, from time to time, in the listing standards of the New York Stock Exchange (“NYSE”) and any other applicable laws, rules or regulations, including, without limitation, any rules promulgated by the SEC. The members of the Audit Committee shall be appointed annually by the Board.
      2. At least one member of the Committee will be a person who fits the qualifications of “audit committee financial expert,” as the SEC currently defines as a person who has the following attributes:

(a) an understanding of accounting principles generally accepted in the United States (“GAAP”) and financial statements;

(b) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can be reasonably expected to be raised by the Company’s financial statements, or experience supervising one or more persons engaged in such activities;

(d) an understanding of internal controls and procedures for financial reporting; and

(e) an understanding of audit committee functions.
      3. No director who serves on the audit committee of more than three other public companies may be a member of the Committee, unless the Board determines such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses such determination in the Company’s annual proxy statement, or in the Company’s annual report on Form 10-K filed with the SEC.

      4. The members of the Committee will be appointed, removed and replaced by, and in the sole discretion of, the Board.
      5. The Board will designate a member of the Committee to serve as chairman of the Committee.
      6. The Committee will create its own rules of procedure. Such rules will be consistent with the Amended and Restated Articles of Incorporation, as amended (the “Charter”), and By-laws (the “By-laws”) of the Company and with this charter.
      7. The Committee may create subcommittees to perform particular functions, either generally or in specific instances.
      8. Minutes will be kept with regard to each meeting of the Committee, which will record all actions taken by the Committee. The minutes will be maintained with the books and records of the Company.
      9. The Committee will report to the Board at regular meetings of the Board and at such other times as the Committee deems necessary or appropriate.
      10. The Committee shall meet in person or telephonically at least four times a year and at other times when deemed necessary or desirable by the Committee or its chairman.
      11. The Committee may request members of management or others to attend meetings and provide pertinent information as necessary.
Powers
      The Committee will have the authority to engage independent counsel, accounting and other advisors, as it determines necessary to carry out its duties. The Company will provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation (a) to the Independent Auditor employed by the Company to audit the financial statements of the Company and (b) to any advisors employed by the Committee.
      The Committee may require any officer or employee of the Company or the Company’s outside counsel or Independent Auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
Responsibilities
      The Committee will from time to time adopt policies or procedures it deems necessary to ensure that the accounting and reporting practices of the Company are of the highest quality.
      While the Committee has the powers and responsibilities set forth in this charter, it is not the duty or responsibility of the Committee to (i) plan or conduct audits, (ii) determine that the Company’s financial statements and disclosures are complete and accurate or are in accordance with GAAP or applicable rules and regulations, or (iii) monitor and control risk assessment and management. These are the responsibilities of the Company’s management and the Independent Auditor.
      The Committee’s functions are the sole responsibility of the audit committee and may not be allocated to a different committee.
      To fulfill its responsibilities, the Committee will:

Independent Auditors
      1. Be responsible for the appointment, termination, compensation, and oversight, of any public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work. Each such public accounting firm will report directly to the Committee.
      2. Have the sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements of the Independent Auditors.

      3. Preapprove the fees and terms of all auditing services and permitted non-audit services to be provided to the Company or its subsidiaries by the Company’s Independent Auditors, except for non-audit services covered by the De Minimus Exception in Section 10A of the Securities Exchange Act of 1934, as amended. The Committee may delegate to one or more of its members who is an independent director the authority to grant preapprovals.
      4. In order to evaluate the Independent Auditors’ qualifications, performance and independence, at least annually obtain and review a report by the Independent Auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by government or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the Independent Auditors and the Company in order to assess the Independent Auditor’s independence. This evaluation should include review of the partner of the Independent Auditor who has principal responsibility for its audits of the Company’s financial statements and should take into account the opinions of management and the Internal Auditors (or the Company’s personnel responsible for the internal audit function). In addition, the report will include a written statement of the fees billed for each of the following categories of services rendered by the Independent Auditor: (a) the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year; (b) information technology consulting services for the most recent fiscal year; and (c) all other services rendered by the Independent Auditor for the most recent fiscal year.
      5. Monitor the five year rotation of the lead partner of the Independent Auditor. Consider whether the Independent Auditor itself should be changed periodically.
      6. Ensure the Company’s compliance with all applicable legal requirements regarding auditor independence, including the periodic rotation of the lead partner and other senior members of the Independent Auditor.
      7. Present to the Board its conclusions regarding the Independent Auditors’ qualifications, performance and independence.
      8. Meet regularly with the Company’s Independent Auditors so that they can report on (a) all critical accounting policies and practices the Company uses or expects to use; and (b) all alternative treatments of material financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditors.
      9. Obtain and review, with the Independent Auditors, at least annually: a report from the Independent Auditors of any audit problems or difficulties and management’s response, including any restrictions on the scope of the Independent Auditors’ activities or access to information and any disagreements with management, and, if applicable, also including any accounting adjustments that were noted or proposed by the Independent Auditors but were “passed” (including similar adjustments that were passed because individually they were not material); any communications between the audit team and the Independent Auditors’ national office with respect to auditing or accounting issues presented by the engagement; any “management” or “internal control” letter issued, or proposed to be issued, by the Independent Auditors to the Company; and all other material written communications between the Independent Auditors and the management of the Company. The review should also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.
      10. Meet separately, periodically, with management, with the Internal Auditors, and with the Independent auditors and take such parties’ opinions into consideration.
      11. Report regularly to the Board as to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors and the performance of the Company’s internal audit function.

      12. Set clear hiring policies for employees or former employees of the Independent Auditors.

Internal Audit
      1. Review the responsibilities, budget and staffing of the Company’s internal audit function.
      2. Review any significant changes in the planned scope of the internal audit function.

Accounting and Reporting Process
      1. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and the development, selection and disclosure of critical accounting estimates.
      2. Review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies and review processes are adequate to detect illegal acts.
      3. Review analyses prepared by management and/or the Independent Auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements, the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.
      4. Review the audited financial statements and discuss them with management and the Independent Auditor. Based on that review, and the reviews performed by the Committee as described in paragraphs 1 through 3 under this Accounting and Reporting Process, make a recommendation to the Board relative to the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K.
      5. Obtain reports from management, parties responsible for the Company’s internal audit function and the Independent Auditors, as necessary, regarding the compliance, or failure to comply, of the Company with applicable legal requirements and the Company’s Code of Business Conduct and Ethics, including disclosures of insider and affiliated party transactions.
      6. Review with management and the Independent Auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.
      7. The Committee will discuss with the Independent Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

Other
      1. Discuss and oversee the preparation of the annual audited financial statements and quarterly financial statements with management and the Independent Auditor, including the results of the Independent Auditor’s reviews of the quarterly financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of each Form 10-K and Form 10-Q by the Company.
      2. Review the disclosures, if any, of the chief executive officer and chief financial officer, prior to their certification of each annual or quarterly report filed by the Company with the SEC, of (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and identify any material weakness in internal controls, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

      3. Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. These discussions regarding earnings press releases shall occur prior to any public disclosures.
      4. Discuss and review policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken.
      5. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
      6. Conduct an annual evaluation of its own performance.
      7. Conduct an annual review of this charter and recommend to the Board any changes the Committee deems appropriate.
      8. Annually review the Corporation’s compliance program for its Code of Ethics and the results of internal audit’s review of the expense accounts of the Corporation’s elected officers.
      9. Review with internal and external counsel, where appropriate, any legal matters that could have a significant impact on the Company’s financial statements.
      10. Review accounting and financial human resources and succession planning within the Company.
      11. Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.
      12. Accept and address complaints submitted to the Committee pursuant to its role as described in the Company’s Whistleblower policy.
Resources and Authority of the Committee

•	The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants at the expense of the Company. The Committee shall have the sole authority to select and retain a consultant or search firm, to terminate any consultant or search firm retained by it, and to approve the consultant or search firm’s fees and other retention terms. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.
Reliance Permitted
      In carrying out its duties, the Committee will act in reliance on management, the independent public accountants, internal auditors, and outside advisors and experts, as it deems necessary or appropriate.

COGDELL SPENCER INC.
4401 Barclay Downs Drive, Suite 300
Charlotte, NC 28209-4670
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned hereby appoints Frank C. Spencer and Charles M. Handy as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Cogdell Spencer Inc. held of record by the undersigned on March 22, 2006, at the Annual Meeting of Stockholders to be held at the Embassy Suites Hotel, 337 Meeting Street, Charleston, SC 29403, on Thursday, May 4, 2006, 9:00 a.m. local time, or any adjournments or postponements thereof.

1.	The election of 7 members of the Board of Directors :

☐	FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	FOR ALL EXCEPT (See instructions below)
NOMINEES:

m	James W. Cogdell , Chairman of the Board	m	Richard B. Jennings, Director	m	Richard C. Neugent, Director
m	Frank C. Spencer, Chief Executive Officer	m	Christopher E. Lee, Director	m	Randolph D. Smoak, MD, Director
m	John R. Georgius, Director
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm.
☐ FOR                ☐ AGAINST                ☐ ABSTAIN
(Continued and to be signed on the reverse side)

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, AND “FOR” PROPOSAL 2, THE RATIFICATION OF INDEPENDENT ACCOUNTANTS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☑
    To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐
    Please mark, date, sign and mail your proxy card in the envelope provided as soon as possible.

Date:

Signature of Stockholder

Date:

Signature of Stockholder

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized Person.